Exhibit 9.01

NOTICE OF TERMINATION OF VOTING TRUST AGREEMENT

This Notice of Termination of Voting Trust Agreement (this “Notice”) is made on February 13, 2014 (the “Notice Date”), between a Majority-In-Interest of the Shareholders of BankGuam Holding Company subscribing their names to this Notice on the execution page of this Notice (jointly and severally, the “Shareholders”) and Lourdes A. Leon Guerrero, as trustee (the “Trustee”). All of the above parties shall be referred to collectively as the “Parties.”

R E C I T A L S

A. The Voting Trust Agreement was originally made on September 18, 1990 and subsequently amended twice, on July 8, 1991 and December 29, 1992 (collectively the “VTA”) for the purpose of securing continuity and stability in the management and policies of Bank of Guam.

B. Effective August 2011, BankGuam Holding Company, a Guam corporation (“BankGuam”) acquired Bank of Guam in a statutory share exchange (the “Reorganization”) previously approved by the Bank’s shareholders at a meeting held on May 3, 2010. Pursuant to the Reorganization, each outstanding share of the Bank’s common stock was converted into and exchanged for a newly-issued share of the BankGuam’s common stock, and the Bank became BankGuam’s wholly-owned subsidiary. As a result of the Reorganization, the shares of Bank of Guam covered by the VTA, were now the shares of BankGuam.

C. Pursuant to Section 9.03 of the VTA, the Shareholders desire to terminate the VTA and enter into a new Voting Trust Agreement (the “New VTA”) consisting of substantially all of the original Shareholders of the VTA and additional shareholders of BankGuam under the New VTA.

D. Capitalized terms not defined herein shall have the meanings assigned to them in the VTA.

NOW, THEREFORE, the Parties acknowledge and agree as follows:

1. The Trustee delivered notice on January 9, 2014 to all parties to the VTA, calling a meeting of such parties to be held February 13, 2014, which notice satisfies the notice requirement under Section 9.03 of the VTA.

2. At the meeting held on February 13, 2014, a Majority-In-Interest of the Shares (as defined in the VTA) was present and voted in favor of terminating the VTA effective as of November 28, 2013.

3. The Parties acknowledge receipt of this Notice and agree with the termination of the VTA as described above.

4. This Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Notice of Termination of Voting Trust Agreement as of the Notice Date.

BANKGUAM HOLDING COMPANY		TRUSTEE

By:	/s/ FRANCISCO M. ATALIG FRANCISCO M. ATALIG	/s/ LOURDES A. LEON GUERRERO LOURDES A. LEON GUERRERO

THE JESUS S. LEON GUERRERO FAMILY TRUST

By:	/s/ EUGENIA A. LEON GUERRERO
EUGENIA A. LEON GUERRERO,
TRUSTEE

/s/ EUGENIA A. LEON GUERRERO
EUGENIA A. LEON GUERRERO,

LUIS G. CAMACHO & CYNTHIA L. CAMACHO, TRUSTEE FOR THE LUIS AND CYNTHIA CAMACHO LIVING TRUST DATED 3/20/09

By:	/s/ DR. LUIS G. CAMACHO
DR. LUIS G. CAMACHO, TRUSTEE

By:	/s/ CYNTHIA L. CAMACHO
CYNTHIA L. CAMACHO, TRUSTEE

/s/ RALPH G. SABLAN
RALPH G. SABLAN, MD

RALPH G. SABLAN MD, P.C.

By:	/s/ RALPH G. SABLAN
RALPH G. SABLAN MD

RALPH G. SABLAN & MARYANNE G. SABLAN, JOINT TENANTS

/s/ RALPH G. SABLAN
RALPH G. SABLAN MD

/s/ MARY ANNE G. SABLAN
MARY ANNE G. SABLAN

ADA’S TRUST AND INVESTMENT, INC.

By:	/s/ PEDRO P. ADA, JR.
PEDRO P. ADA, JR.

PEDRO P. ADA JR & FE P. ADA, JOINT TENANTS

/s/ PEDRO P. ADA, JR.
PEDRO P. ADA, JR.

/s/ FE P. ADA
FE P. ADA

MARTIN D. LEON GUERRERO & BARBARA B. B. LEON GUERRERO, JOINT TENANTS

/s/ MARTIN D. LEON GUERRERO
MARTIN D. LEON GUERRERO

/s/ BARBARA B.B. LEON GUERRERO
BARBARA B.B. LEON GUERRERO

FELINO R. AMISTAD, JR., TRUSTEE FOR THE FELINO R. AMISTAD AND FULGENCIA R AMISTAD TRUST DATED 05/05/97

By:	/s/ FELINO B. AMISTAD, JR.
FELINO B. AMISTAD, JR., TRUSTEE

/s/ VINCENT A. LEON GUERRERO
VINCENT A. LEON GUERRERO

VINCENT A. LEON GUERRERO AND MACHELLE A.C. LEON GUERRERO JOINT TENANTS

/s/ VINCENT A. LEON GUERRERO
VINCENT A. LEON GUERRERO

/s/ MACHELLE A.C. LEON GUERRERO
MACHELLE A.C. LEON GUERRERO

/s/ AGNES LEON GUERRERO WINTERS
AGNES LEON GUERRERO WINTERS

/s/ JOE T. SAN AGUSTIN
JOE T. SAN AGUSTIN

JOE T. SAN AGUSTIN & CARMEN S. SAN AGUSTIN, JOINT TENANTS

/s/ JOE T. SAN AGUSTIN
JOE T. SAN AGUSTIN

/s/ CARMEN S. SAN AGUSTIN
CARMEN S. SAN AGUSTIN

JOE T. SAN AGUSTIN – IRA

By:	/s/ JOE T. SAN AGUSTIN
JOE T. SAN AGUSTIN

/s/ JOHN S. SAN AGUSTIN
JOHN S. SAN AGUSTIN

/s/ MICHAEL S. WU
MICHAEL S. WU

/s/ JAMES S.K. WU
JAMES S.K. WU

THE CROUTHAMEL FAMILY TRUST

By:	/s/ ROGER P. CROUTHAMEL
ROGER P. CROUTHAMEL,
TRUSTEE